EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AdStar, Inc.
Marina Del Rey, California
     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 11, 2006, relating to the consolidated financial statements of AdStar, Inc. and subsidiary appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005.
     We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ Holtz Rubinstein Reminick LLP
Holtz Rubinstein Reminick LLP
New York, New York
April 7, 2006